UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

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☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nikola Stockholders: WE NEED YOUR VOTE!
VOTE NOW for Proposal 2 Before Annual Meeting on July 18, 2022

•DEADLINE TO VOTE: 11:59 p.m., Eastern Time on July 17, 2022
•VOTE NOW by phone at (855) 935-2562, if in North America, or 1-(207) 607-7123, if international
•VOTE NOW online at www.proxyvote.com
•Support Nikola’s future growth by VOTING FOR Proposal 2

PHOENIX – July 12, 2022 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy infrastructure solutions, today released the following message from Chief Executive Officer Mark Russell urging stockholders to vote FOR Proposal 2 ahead of the Company’s 2022 Annual Meeting of Stockholders, which will be held virtually on July 18, 2022, at 2:00 p.m. Pacific Time. Additional information is available at nikolamotor.com/investors.

Dear Nikola Stockholders,

I am reaching out with an important message regarding Proposal 2, ahead of our Annual Meeting. Thanks to the support of our stockholders, we are getting close to securing the number of votes needed to approve Proposal 2. However, we are still short of the votes needed so don’t wait. Vote NOW. You must actively vote before 11:59 p.m. Eastern Time on July 17, 2022. Make your vote count!

Approving Proposal 2 would allow us to increase the authorized number of common shares to 800 million. This is very important as it would allow Nikola greater flexibility to support the future growth and development of our business as we strive to reach new milestones.

SUPPORT NIKOLA BY VOTING TODAY:

•By Phone: Please call Alliance Advisors, Nikola’s proxy solicitor, toll-free, at (855) 935-2562. International voters can call 1-(207) 607-7123. You can also contact Alliance Advisors if you have any questions about voting.
◦Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the relevant number above.
•By Internet: Vote at www.proxyvote.com using your control number by following the instructions shared by your broker, bank or other nominee.
◦Robinhood holders should vote at www.proxypush.com and follow the instructions you have received.

We urge all stockholders to VOTE no matter how many shares you own. If you owned Nikola stock as of April 4, 2022, please vote your shares even if you have sold them. The Annual Meeting will take place virtually on July 18, 2022, at 2:00 p.m. Pacific Time at www.virtualshareholdermeeting.com/NKLA2022.

Thank you for your continued support of Nikola as we advance our mission to pioneer solutions for a zero-emissions world.

Sincerely,

Mark Russell, Chief Executive Officer and President

About Nikola Corporation
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

INVESTOR INQUIRIES:
investors@nikolamotor.com

MEDIA INQUIRIES

Nicole Rose
nicole.rose@nikolamotor.com
480-660-6893

Colleen Robar
crobar@robarpr.com
313-207-5960

[First used July 12, 2022]
[Note to filing: third line of the letter erroneously refers to the deadline to vote as 12:59 p.m. ET on July 17, 2022; correct deadline to vote is 11:59 p.m. ET on July 17, 2022]
July 12, 2022

SUPPORT NIKOLA BY VOTING FOR PROPOSAL 2 TODAY!

VOTE by Phone (855) 935-2562 or Online www.proxyvote.com

Deadline to VOTE: 12:59 p.m. ET on July 17, 2022

Dear Nikola Stockholders,

I am reaching out with an important message regarding Proposal 2, ahead of our Annual Meeting. Thanks to the support of our stockholders, we are getting close to securing the number of votes needed to approve Proposal 2. However, we are still short of the votes needed so don’t wait. Vote NOW. You must actively vote before 11:59 p.m. Eastern Time on July 17, 2022. Make your vote count!

Approving Proposal 2 would allow us to increase the authorized number of common shares to 800 million. This is a very important development – Nikola would then have the flexibility to support the future growth and development of our business as we strive to reach new milestones.

SUPPORT NIKOLA BY VOTING TODAY:

•By Phone: Please call Alliance Advisors, Nikola’s proxy solicitor, toll-free, at (855) 935-2562. International voters can call 1-(207) 607-7123. You can also contact Alliance Advisors if you have any questions about voting.
◦Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the relevant number above.
•By Internet: Vote at www.proxyvote.com using your control number by following the instructions shared by your broker, bank or other nominee.
◦Robinhood holders should vote at www.proxypush.com and follow the instructions you have received.

We urge all stockholders to VOTE no matter how many shares you own. If you owned Nikola stock as of April 4, 2022, please vote your shares even if you have sold them. The Annual Meeting will take place virtually on July 18, 2022, at 2:00 p.m. Pacific Time at www.virtualshareholdermeeting.com/NKLA2022.

Thank you for your continued support of Nikola as we advance our mission to pioneer solutions for a zero-emissions world.

Sincerely,

Mark Russell, Chief Executive Officer and President